Exhibit No. 32

Certification of Steven J. Smith, Chairman and Chief Executive Officer, and Jason R. Graham, Senior Vice President of Finance, Chief Financial Officer and Controller of Journal Communications, Inc., pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. s.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chairman and Chief Executive Officer and the Senior Vice President of Finance and Chief Financial Officer of Journal Communications, Inc. (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 29, 2014 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven J. Smith
Steven J. Smith, Chairman and Chief Executive Officer
Date: August 8, 2014

/s/ Jason R. Graham
Jason R. Graham, Senior Vice President of Finance and Chief Financial Officer
Date: August 8, 2014